Exhibit 3.77

ARTICLES OF INCORPORATION	☐	DOMESTIC BUSINESS CORPORATION	FEE $75.00
	☒	DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION – COMPLETE BACK
COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE – CORPORATION BUREAU 108 NORTH OFFICE BUILDING, HARRISBURG, PA 17120	☐	DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.

010	NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S. [ILLEGIBLE]
TEL-SAVE, INC.
011	ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE)
1017 North York Road – Unit I

012	CITY	013 COUNTY	014 STATE	015 ZIP CODE
	Willow Grove	Montgomery	PA	19090

020 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

The purposes for which it was organized are: to engage in and do any lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

(ATTACH 8 1/2 × 11 SHEET IF NECESSARY)

The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040 Number and Class of Shares 5000 common	041 Stated Par Value Per Share If Any N/A	042 Total Authorized Capital $10,000	031 Term of Existence perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator

050 Name	081,082 083,084 Address (Street, City, State, Zip Code)	Number & Class of Shares
Daniel Borislow	1017 North York Road Unit I – Willow Grove PA 19090	1000 common

(ATTACH 8 1/2 × 11 SHEET IF NECESSARY)

IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS First DAY OF May 1989

– FOR OFFICE USE ONLY –

030 FILED	002 CODE	003 REV BOX	SEQUENTIAL NO.	100 MICROFILM NUMBER 3937 698
MAY 17 1989 Secretary of the Commonwealth Department of State Commonwealth of Pennsylvania	REVIEWED BY
	DATE APPROVED	004 SICC	AMOUNT $	001 CORPORATION NUMBER 1507863
	DATE REJECTED	CERTIFY TO	INPUT BY	LOG IN	LOG IN (REFILE)
	MAILED BY DATE	☐ REV. ☐ L&I ☐ OTHER	VERIFIED BY	LOG OUT	LOG OUT (REFILE)

1.	The following provisions shall regulate the status of the corporation as a close corporation:

	(a)	(Strike out (i) or (ii) below, whichever is not applicable.)

	(i)	All of the issued shares of the corporation of all classes, exclusive of treasury shares, shall be held of record by not more than 10 persons.
	[(ii)	removed]

	(b)	All of the issued shares of all classes of the corporation shall be subject to one or more of the restrictions on transfer permitted by section 613.1 of the Business Corporation Law (15 P.S. § 1613.1).

	(c)	The corporation shall make no offering of any of its shares of any class which would constitute a “public offering” within the meaning of the Securities Act of 1933, as amended.

[2.	removed]

3.	(Optional: BCL § 382) The business and affairs of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors.

4.	(Optional: § 376B) The status of the corporation as a “close corporation” within the meaning of the Business Corporation Law shall not be terminated without the affirmative vote or written consent of (all holders of) (shareholders holding all of the) shares of all classes of the corporation.

[5.	removed]

6.	(Optional: BCL § 386) (Any shareholder) (shareholders holding 100% of the shares) of the corporation shall have the have the right at will to cause the corporation to be dissolved by proceeding in the manner provided by statute.

ARTICLES OF AMENDMENT – ELECTION TO VOLUNTARILY TERMINATE

THE STATUTORY CLOSE CORPORATION STATUS

OF

TEL-SAVE, INC.

Name of corporation

A STATUTORY CLOSE CORPORATION

DSCB:15-2308 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 2307 (relating to voluntarily election of an existing statutory close corporation to terminate its status as a statutory close corporation and to become a business corporation), the undersigned statutory close corporation, desiring to amend its Articles to reflect an election to terminate its status as a statutory close corporation and to become a business corporation, hereby states that:

1. The name of the corporation is: Tel-Save, Inc.

2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	22 Village Square	New Hope	Pennsylvania	18938	Bucks
	Number and Street	City	State	Zip	County

(b)	c/o:
	Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law of 1988 (15 Pa.C.S. 2301 et seq.)

4. The date of its incorporation is: May 17, 1989

5. (Check, and if appropriate complete, one of the following):

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on:
		Date	Hour

6. The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. §§ 1905, 2302 and 2307.

7. The corporation elects to voluntarily terminate its status as a statutory close corporation, pursuant to 15 Pa. C.S. 2307, and elects to become a business corporation.

8.	(Check, and if appropriate complete, one of the following):

☒	The amendment adopted by the corporation, set forth in full, is as follows:

See Exhibit “A” attached hereto.

☐	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 22nd day of September, 1995.

TEL-SAVE, INC.
(Name of Corporation)

BY:	/s/ Daniel Borislow
(Signature)

TITLE:	CEO
Daniel M. Borislow, CEO

EXHIBIT “A”

“The Corporation hereby voluntary terminates its status as a statutory close corporation pursuant to 16 Pa.C.S 2307. The heading of the Articles of Incorporation stating that the Corporation is a statutory close corporation shall be deleted in its entirety, and Articles 1, 3, 4 and 8 of the Articles of Incorporation shall also be deleted in their entireties”.

ARTICLES OF AMENDMENT – DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: Talk.com Holding, Corp.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	1017 North York Road, Unit 1, Willow Grove, PA 19090
	Number and Street		City	State	Zip	County

(b)	c/o:
		Name of Commercial Registered Office Provider				County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law of 1988

4.	The date of its incorporation is: May 17, 1989

5.	(Check, and if appropriate complete, one of the following):

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on at

                                                     Date                                       Hour

6.	(Check one of the following):

☒	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

☐	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.	(Check, and if appropriate complete, one of the following):

☒	The amendment adopted by the corporation, set forth in full, is as follows:

“The name of the corporation is: Talk America Inc.”

__ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

8.	__ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 10 day of April, 2001.

Talk.com Holding Corp.
(Name of Corporation)
BY:	/s/ Aloysius T. Lawn, IV
	Aloysius T. Lawn, IV	(Signature)

TITLE:	Executive Vice President,
General Counsel & Secretary

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)

☒ ☐ ☐ ☐ ☐	Domestic Business Corporation (§ 1507) Foreign Business Corporation (§ 4144) Domestic Nonprofit Corporation (§ 5507) Foreign Nonprofit Corporation (§ 6144) Domestic Limited Partnership (§ 8506)

Name			Document will be returned to the name and address you enter to the left. ï
CT - COUNTER
Address

City	State	Zip Code
8035613-SO PA338

Fee: $70

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is:
Talk America Inc.

2.	The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider c/o: National Registered Agents, Inc.	County Dauphin

3.	Complete part (a) or (b):

(a)	The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and street	City	State	Zip	County

(b)	The registered office of the corporation or limited partnership shall be provided by:

c/o:	C T Corporation System	Dauphin
Name of Commercial Registered Office Provider		County

DSCB:15-1507/4144/5507/6144/8506-2

4.	Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Statement of Change of Registered Office to be signed by a duly authorized officer thereof this
28th day of December, 2010.

Talk America Inc.
Name of Corporation /Limited Partnership

Signature

Secretary
Title